Exhibit 99.1

IA GLOBAL ANNOUNCES THE CLOSING OF ITS 100% ACQUISITION OF SHIFT RESOURCES INC.

SAN FRANCISCO, CA April 14, 2008/Business Wire/

IA Global, Inc. (Amex: IAO) On April 10, 2008, IA Global, Inc. (“IA Global”) signed definitive agreements and closed the 100% acquisition of Shift Resources Inc. (“Shift Resources”), a Philippine Business Process Outsourcing company.

Shift Resources provides a range of in-bound and out-bound call center functions, lead generation and customer service solutions for international companies across multiple time zones. The Philippines offer significantly lower wages and better customer service capabilities. Although smaller than India, the Philippines is rapidly becoming the new center for BPO operations. Shift Resources holds a locked-in multi-year services agreement with the seller guaranteeing a predetermined level of revenue each year. Shift Resources represents IA Global’s second BPO investment in the Philippines following its investment in Slate Research Center in Manila. IA Global expects Shift Resources to deliver profits beginning with the three months ending June 30, 2008 at both its subsidiary and consolidated levels.

The transaction is structured as a share exchange in which the company issued 826,086 shares of its common stock at $.23 per share, the close price during the negotiations, totaling $190,000 plus a payment of $35,000. The parties agreed to value the transaction at $225,000.

IA Global’s CEO, Derek Schneideman said, “During fiscal year 2007/8, we have seen our Japan based BPO operations dramatically increase revenues. Using the success model we developed in Japan, it is expected that our growing Philippine BPO presence will expand at similar rates, but on a significantly lower operating cost basis. We intend to exploit the wage, cost and education arbitrage opportunities offered by a Philippine workforce to enhance our overall corporate performance.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, in FY 2007/8 and 2008/9 the Company is actively expanding investments in the business process outsourcing, human capital and resources, and B2B sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass Hong Kong/China, the Philippines/Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations. In the Philippines, we acquired 100% of Shift Resources, LLC, a multi-service call center operation on April 10, 2008.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.